Exhibit 23.3

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the incorporation by reference in the Registration Statement of Pacific Copper Corp. (the “Company”) on Form SB-2 and the use of our opinion dated January 16, 2007 on the financial statements of the Company for the fiscal years ended October 31, 2006 and 2005 and for the cumulative period ended October 31, 2006.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
April 3, 2007	Licensed Public Accountants